Exhibit 99.1

Aksys, Ltd. Appoints Karen Krumeich as Interim Chief Financial Officer

LINCOLNSHIRE, Ill., Sept. 19 /PRNewswire-FirstCall/ — Aksys®, Ltd. (Nasdaq: AKSY), a pioneer in innovative dialysis systems, today announced that Karen Krumeich has been appointed as interim Chief Financial Officer. Ms. Krumeich will report directly to Aksys’ President and CEO, Howard J. Lewin.

Ms. Krumeich is a partner at Tatum, LLC, an executive services firm. Previously, she held the position of Chief Financial Officer, Vice President Finance at Electro-Optical Sciences, a publicly-held medical device company where she served as the financial lead for the company’s initial public offering. Ms. Krumeich previously also held the position of Division Chief Financial Officer at Caligor, a distributor of medical products, and was Vice President, Finance at Anthra Pharmaceuticals, a developer of treatments for urological cancers, as well as at GranCare, Inc., a publicly held long-term care company. In addition, Ms. Krumeich was responsible for financial modeling and compliance programs as Director, Health Systems Management/Worldwide Franchise Management at Bristol-Myers Squibb. Ms. Krumeich began her career in pharmacy management, receiving her Bachelor of Science degree in Pharmacy from the University of Toledo, Ohio.

Mr. Lewin commented, “We are pleased to announce the addition of Karen Krumeich, who brings extensive experience and leadership in financial planning and operations at diverse companies. Karen’s skill set will be advantageous as we continue to manage our operating spend and focus our resources on accelerating the development of our next-generation machine for the home hemodialysis market.”

Ms. Krumeich replaces Larry Birch, the Company’s former Chief Financial Officer. Mr. Lewin stated, “We are grateful for the contributions Larry Birch has made to Aksys. He has been a great resource to me during this transitional period.”

The Company also announced that Richard B. Egen has resigned from Aksys’ Board of Directors in order to focus on other interests. Mr. Lewin commented, “Dick has played an important role in advising the company since joining the Board in 1997. His perspective has been valuable, and we wish him the best of luck in his future pursuits.”

About the Company

Aksys, Ltd., designs, develops, and markets innovative hemodialysis products and services for patients suffering from kidney failure. The Company’s initial product, the PHD® System, is currently available and the next generation product is currently in development. The Company’s next generation hemodialysis system is being designed to leverage the safety record, ease-of-use, and clinical benefits of the PHD System while significantly improving reliability and lowering costs. Patients benefit from improved quality of life, reduced mortality, morbidity and the associated high cost of patient care. Further information is available on Aksys’ website: http://www.aksys.com .

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements include, without limitation, statements implicating the benefits to the Company from the hiring of Ms. Krumeich as the Company’s interim Chief Financial Officer. These forward-looking statements reflect our views as of the date they were made with respect to future events and financial performance, but are subject to many uncertainties and factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any of these risks could make it difficult for us to produce the current or any next generation PHD System on satisfactory commercial terms, if at all, and could adversely affect the price of our common stock and our business, financial condition and results of operations. We believe factors that could cause such a difference include, but are not limited to, the following: (i) our ability to obtain sufficient capital on acceptable terms to run our business; (ii) risks and uncertainties relating to our ability to satisfy the continued listing requirements of the Nasdaq Capital Market; (iii) risks relating to our ability to comply with regulatory clearances and approvals required to manufacture, market and sell the current and next generation

PHD System, and the potential adverse impact on our company of failing to maintain or obtain any such clearances and approvals; (iv) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (v) risks related to uncertain unit pricing and product cost, which may not be at levels that permit us to be profitable; (vi) risks related to quality control issues and consistency of service applicable to the PHD System; (vii) market, regulatory reimbursement and competitive conditions; (viii) risks related to the failure to meet additional development and manufacturing milestones for the current or next-generation PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (ix) risks inherent in relying on third parties to manufacture the current PHD System or develop the next-generation PHD System; (x) changes in QSR requirements; (xi) risks related to the disposition of our common stock by Durus Life Sciences Master Fund Ltd. and its affiliates; (xii) risks related to our new strategy and focused resource allocation; and (xiii) other factors detailed in our filings with the SEC, including our recent filings on Forms 10-K, 10-Q and 8-K. We do not undertake to publicly update or revise our forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.